HQ GLOBAL EDUCATION REPORTS RECORD THIRD QUARTER RESULTS

THIRD QUARTER NET INCOME GREW 127.82% COMPARED WITH THE SAME QUARTER LAST YEAR ON AN 80.73% INCREASE IN REVENUES; NINE MONTH REVENUES ADVANCED 19.02% AND NET INCOME GREW 20.57% COMPARED WITH THE CORRESPONDING PERIOD LAST YEAR

HQ Global Education Inc. (OTCBB: HQGE), which currently operates 10 vocational schools in China under the widely known "HQ" brand and is one of China's leading providers of customized or "order-oriented" vocational education, today announced record results for its third quarter and nine months ended May 31, 2010.

Revenues in the Company's third fiscal quarter reached $17,235,916, an 80.73% gain over revenues of $9,536,983 in the prior year third quarter. Net income climbed to $5,548,960, from $2,435,720 in last year's third quarter. EPS, based on 33,000,000 shares outstanding in the third quarter of fiscal year 2010 was $0.17, compared with $0.15 per share on 20,500,000 shares outstanding in the same period last year.

Through the first nine months of this fiscal year, revenues grew 19.02% to $37,110,090 compared with $31,179,916 in the first nine months of the prior fiscal year. Net income in the first nine months this year was $11,721,045, a 20.57% gain compared with $9,721,010 in the first nine months of the prior fiscal year. EPS for the nine month ended May 31, 2010 was $0.46 on 25,673,993 shares outstanding, compared with $0.47 in the same period last year on the basis of 20,500,000 shares outstanding.

The Company explained that the 2010 second semester began this year on March 1st, as opposed to February 12th in 2009, due to the timing of the Chinese New Year and a winter vacation period lasting the entire month of February 2010. This timing difference accounted for much of the revenue gain in this year's third quarter which included a portion of second semester tuition revenues. Due to the later start of the 2010 second semester, the Company also reported there were no revenues in this year's third quarter recorded for student fees for summer internships, while receipt of such fees was reflected in third quarter results last year.

Continuing Growth in Schools and Students

Mr. Guangwen He, Chairman and CEO of the Company, stated, "We are extremely pleased with the continuing strong results through the first nine months this year where the gains more accurately reflect year over year progress in building our student population and in the number of schools we manage. Of note, student enrollment in the second semester of 2009 was 29,883, and reached 34,477 in the 2010 second semester. The third quarter also was marked by the addition of new classrooms and new higher margin programs, as well as the announcement late in the quarter of a 20-year agreement to assume operational and management control of our ninth school, Shanxi Tianzhen No.2 Secondary School in Shanxi Province. Starting with 410 students, it is anticipated this school will grow to about 3000 students in year one."

"Just after the end of the third quarter," Mr. He continued, "we started expansion of our Maritime related training program through an agreement with Shangdong Shengli Maritime School, under which we will receive 80% of the school's revenues and profits and we expect to more than double the school's population to approximately 5000 students within the next five years."

Mr. He concluded, "We anticipate contributions to our bottom line from both new school additions in the current fiscal year, which we see shaping up to be another year of strong top and bottom line growth, in a period of continuing strong demand for our well-trained graduates."

SEE TABLE BELOW

HQ Global Education Inc. ("HQ")

HQ provides "customized training" services to varied student populations through running its own private schools or cooperating with selected vocational schools in China. By rendering full-scale educational and job placement services, the Company realizes recurring revenues, such as tuition fees, school logistics service fees, uniform fees, off-campus internship management fees, and job placement fees. As of May 31, 2010, there were more than 34,000 HQ students from 22 provinces throughout China. They are taught a wide range of vocational skills in approximately 60 programs in 17 technical career categories at 10 vocational schools in the Sichuan, Shanxi, Shandong and Hunan Provinces. In cooperation with nearly 120 participating employers, HQ has become increasingly synonymous throughout China with superior training to meet employer needs and for producing outstanding technical specialists with immediate jobs and fulfilling career opportunities. Graduating students of HQ schools have consistently achieved 100% employment upon graduation.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the U.S. Securities and Exchange Commission.

                            HQ GLOBAL EDUCATION INC.
                       (FORMERLY GREEN STAR MINING CORP.)
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                     For the three months ended          For the nine months ended
                                                               May 31,                             May 31,
                                                   ------------------------------      ------------------------------
                                                       2010              2009              2010              2009
                                                   ------------      ------------      ------------      ------------
Revenues                                           $ 17,235,916      $  9,536,983      $ 37,110,090      $ 31,179,916
Cost of revenue                                     (10,802,813)       (6,447,337)      (22,317,831)       19,515,016)
                                                   ------------      ------------      ------------      ------------
Gross profit                                          6,433,103         3,089,646        14,792,259        11,664,900

Selling expenses                                       (268,893)         (156,857)         (512,651)         (503,089)
General and administrative expenses                    (567,662)         (470,846)       (1,495,898)       (1,360,377)
                                                   ------------      ------------      ------------      ------------

Income from operations                                5,596,548         2,461,943        12,783,710         9,801,434

Other expenses
  Interest expenses                                     (38,711)          (25,367)          (83,838)          (64,795)
  Other expenses                                         (8,877)             (856)         (978,827)          (15,629)
                                                   ------------      ------------      ------------      ------------
Total other expenses                                    (47,588)          (26,223)       (1,062,665)          (80,424)
                                                   ------------      ------------      ------------      ------------

Income before income taxes                            5,548,960         2,435,720        11,721,045         9,721,010

Provision for income taxes                                   --                --                --                --
                                                   ------------      ------------      ------------      ------------

Net income                                            5,548,960         2,435,720        11,721,045         9,721,010
                                                   ------------      ------------      ------------      ------------

Other comprehensive item
      oreign currency translation gain (loss)           (10,268)           43,478             9,359            41,549
                                                   ------------      ------------      ------------      ------------

Comprehensive Income                               $  5,538,692      $  2,479,198      $ 11,730,404      $  9,762,559
                                                   ============      ============      ============      ============

Basic and diluted income per common share          $       0.17      $       0.12      $       0.46      $       0.47
                                                   ============      ============      ============      ============
Basic and diluted weighted average
 common shares outstanding                           33,000,000        20,500,000        25,673,993        20,500,000
                                                   ============      ============      ============      ============